Exhibit 24

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, pursuant to the Power of Attorney, dated December 10, 2018 and filed with the United States Securities and Exchange Commission on December 10, 2018, which granted the undersigned full power of substitution and revocation as attorney-in-fact for Blayne Rhynsburger, the undersigned hereby (a) revokes the appointment of Jeff McInnis as a true and lawful attorney-in-fact for Blayne Rhynsburger, and (b) constitutes and appoints Jamie L. Hayes, signing individually, as a true and lawful attorney-in-fact for Blayne Rhynsburger to:

1.                                      execute for and on behalf of Blayne Rhynsburger, in Blayne Rhynsburger’s capacity as an officer and/or director of Kimbell Royalty GP, LLC, the general partner of Kimbell Royalty Partners, LP (the “Partnership”), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

2.                                      do and perform any and all acts for and on behalf of Blayne Rhynsburger which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

3.                                      take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of or legally required by, Blayne Rhynsburger, it being understood that the documents executed by such attorney-in-fact on behalf of Blayne Rhynsburger pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as Blayne Rhynsburger might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

This Power of Attorney shall remain in full force and effect until (a) Blayne Rhynsburger is no longer required to file Forms 3, 4 or 5 with respect to Blayne Rhynsburger’s holdings of and transactions in securities issued by the Partnership or (b) the attorney-in-fact is no longer employed by the Partnership or an affiliate of the Partnership, in each case, unless earlier revoked by the undersigned or by Blayne Rhynsburger in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 3rd day of April 2020.

By:	/s/ Matthew S. Daly
Name:	Matthew S. Daly